Exhibit 3.95
BY-LAWS OF
7251637 CANADA INC.
(Corporation incorporated under the Canada Business Corporations Act)
BY-LAW NUMBER 1: GENERAL BY-LAWS
PART I: COMMON RULES
§1.	GENERALITIES
1.	Part I

2.	Part II

3.	Part III
B.	DEFINITIONS
4.	Definitions in the by-laws
“Act” or “Canada Business Corporations Act”
“articles”
“auditor”
“body corporate”
“by-laws”
“contracts, documents or instruments in writing”
“Director”
“director”
“meeting of the shareholders”
“officer”
“person”
“private issuer”
“registration procedure”
“Regulation 45-106”
“reserved powers”
“shareholders”
“sole shareholder”
“unanimous shareholder agreement”

5.	Definitions in the Act or in the Regulations
C.	INTERPRETATION

6.	Rules of interpretation

7.	Precedence

8.	Headings

9.	Powers

§2.	CORPORATION

A.	REGISTERED OFFICE

10.	Province and address of registered office.

11.	Change of address and of province

12.	Registration procedure

B.	BOOKS AND REGISTERS

13.	Corporate Records Book

14.	Minutes and resolutions

15.	Safekeeping

16.	Examination of books, registers and documents

17.	Non-certified copies of documents

18.	Disclosure of information to shareholders

19.	Legal proceedings

§3.	NOTICES AND DOCUMENTS

20.	Notices and documents

21.	Joint holders

22.	New holder of security

23.	Untraceable security holder

24.	Corporate seal

§4.	PROTECTION OF THE DIRECTORS AND OFFICERS

25.	Limitation of liability

26.	Right to compensation

27.	Legal action by third party

28.	Legal action by the Corporation

29.	Liability insurance

30.	Compensation after end of term of office

31.	Place of action

§5.	REGULATION 45-106

32.	Number of holders of shares and securities

33.	Issue of securities

34.	Private issuer status

35.	Declaration of subscriber

36.	Declaration of transferee

37.	Commission
PART II: CORPORATION WITH MORE THAN ONE DIRECTOR AND/OR SHAREHOLDER
§1.	MANAGEMENT OF THE CORPORATION

A.	DIRECTORS

38.	Number and residency

39.	Qualifications

40.	Election

41.	Acceptance of office

42.	Term of office

43.	De facto directors

44.	Remuneration and expenses

45.	Conflict of interest

46.	Resignation

47.	Removal from office

48.	End of term of office

49.	Vacancies

B.	POWERS OF THE DIRECTORS

50.	Powers

51.	By-laws

52.	Banking

53.	Financial year

C.	MEETINGS OF THE BOARD OF DIRECTORS

54.	Calling of meetings

55.	First directors’ resolutions

56.	New Board

57.	Regular meetings

58.	Annual meeting

59.	Emergency meeting

60.	Waiver of notice

61.	Place of meetings

62.	Quorum

63.	Canadian residency

64.	President and Secretary

65.	Procedure

66.	Vote

67.	Dissent

68.	Meeting by way of technical means

69.	Resolutions in lieu of meetings

70.	Validity

D.	OFFICERS

71.	Appointment

72.	Cumulative duties

73.	Term and remuneration

74.	Powers

75.	Chairperson of the Board of Directors

76.	President of the Corporation

77.	Vice President

78.	Treasurer

79.	Secretary

80.	Other officers

81.	Variation of powers

82.	Agents and attorneys

83.	Conflict of interest

84.	Signing of documents

85.	Resignation

86.	Removal from office

§2.	SHAREHOLDERS

A.	SHARE CERTIFICATES

87.	Right to a certificate

88.	Full copy of text

89.	Replacement of worn out or defaced certificate

90.	Replacement of lost, stolen or destroyed certificate

91.	Splitting a certificate

B.	TRANSFER OF SHARES

92.	Transfers of shares

93.	Recording or registering the transfer

94.	Form of instrument of transfer

95.	Deceased shareholder

C.	DIVIDENDS

96.	Declaration

97.	Payment

98.	Unclaimed dividend

99.	Set-off

D.	MEETINGS OF THE SHAREHOLDERS

100.	Annual meetings

101.	Special meetings

102.	Meetings in Canada

103.	Meetings outside Canada

104.	Notice of meeting

105.	Contents of notice

106.	Waiver of notice

107.	Quorum

108.	Adjournment

109.	Chairperson and secretary

110.	Procedure

111.	Resolutions in lieu of meetings

112.	Meeting by technical means

E.	RIGHT OF SHAREHOLDERS TO VOTE

113.	General rule

114.	Appointment of proxy holder

115.	Form of proxy

116.	Votes to govern

117.	Show of hands

118.	Ballots

F.	AUDITOR OR ACCOUNTANT

119.	Appointment of an auditor

120.	Remuneration of auditor

121.	Professional accountant
PART III: CORPORATION WITH THE SAME DIRECTOR AND SHAREHOLDER
§1.	GENERALITIES

122.	Application

123.	Resolutions

§2.	MANAGEMENT OF THE CORPORATION

A.	SOLE DIRECTOR

124.	Composition of the Board of Directors

125.	Qualifications

126.	Acceptance of office

127.	Term of office

128.	End of term of office

129.	Powers

130.	Banking

131.	Signing of documents

132.	Remuneration and expenses

133.	Conflict of interest

134.	By-laws

B.	OFFICERS

135.	Appointment and cumulative duties

136.	Term of office

137.	Remuneration

138.	Powers

139.	Conflict of interest

140.	Resignation

141.	Removal from office

C.	FINANCIAL AFFAIRS

142.	Financial year

143.	Appointment of an auditor

144.	Removal of an auditor

145.	Professional accountant

§3.	SOLE SHAREHOLDER

A.	SHARES AND DIVIDENDS

146.	Allotment and issue of shares

147.	Share certificates

148.	Dividends

B.	RESOLUTIONS OF THE SOLE SHAREHOLDER

149.	Powers

150.	Annual and other resolutions
BY-LAW NUMBER 2: GENERAL BORROWING BY-LAW
BY-LAW NUMBER 3: BANKING BY-LAW

BY-LAW NUMBER 1
being the
GENERAL BY-LAWS OF
(Corporation incorporated under the Canada Business Corporations Act)
These general by-laws f the Corporation, also referred to as By-law Number 1, have been made by the directors and confirmed by the shareholders, in accordance with the Act.
PART I COMMON RULES
§1.	GENERALITIES
1.	Part I. The common rules contained in this Part of the by-laws shall apply to Parts II and III hereof.

2.	Part II. Part II of the by-laws shall apply whenever the Corporation is made up either of more than one director and/or of more than one shareholder.

3.	Part III. Part III of the by-laws shall apply whenever the Corporation is made up of a sole director who is also the sole shareholder.

B.	DEFINITIONS

4.	Definitions in the by-laws. Unless there exists an express contrary provision or unless the context clearly indicates otherwise, in the by-laws, the minutes and the resolutions of the Corporation the term or the expression:

“Act” or “Canada Business Corporations Act” shall mean the Act respecting Canadian business corporations, R.S.C. 1985, chap. C-44, as amended, and any amendments thereto, either past or future, and shall include, in particular, any act or statute which may replace it, in whole or in part;

“articles” shall mean the original or restated articles of the Corporation as well as any amendments which may be made thereto;

“auditor” shall mean the auditor of the Corporation and shall include a partnership of auditors or an auditor that is incorporated;

“body corporate” shall mean any body corporate with or without share capital and whether or not it is a corporation to which the Act applies;

“by-laws” shall mean the present by-laws, any other by-laws of the Corporation which are in force at the time as well as any amendments thereto;

“contracts, documents or instruments in writing” shall include, among other things, deeds, hypothecs or mortgages, liens, encumbrances, transfers and assignments of property of any kind, conveyances, titles to property, agreements, contracts, receipts and discharges, obligations, debentures and other securities, cheques or other bills of exchange of the Corporation;

“Director” shall mean the Director appointed pursuant to section 260 of the Act and who is charged with the administration thereof;

“director” shall mean any person acting as a director or occupying the position of director of the Corporation by whatever name called, and “directors” and “Board of Directors” shall include a single director;

“meeting of the shareholders” shall mean an annual meeting of the shareholders, a special meeting of the shareholders as well as any meeting of the holders of any class or of any series of shares;

“officer” shall mean an individual appointed as the Chairperson of the Board of Directors, the President, a Vice-President, the Secretary, the Treasurer, the Controller, the General Counsel, the General Manager, a Managing Director of the Corporation, or any individual who performs functions for the Corporation similar to those normally performed by an individual occupying any of those offices;

“person” shall include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator, or other legal representative;

“private issuer” means the Corporation issuing shares or securities in compliance with, section 2.4 of the Regulation 45-106;

“registration procedure” shall mean any registration legal procedure in virtue of which the Corporation shall register or obtain a license or a permit in order to carry on business in a province, in a territory, in another state or in another country or political subdivision thereof;

“Regulation 45-106” shall mean the rules, instruments, forms and policies made by all Canadian securities regulatory authorities adopted in compliance with the different securities acts in each of the provinces and territories of Canada that harmonizes and consolidates exemptions from the prospectus and registration requirements contained in provincial statutes, and other national, multilateral and local instruments;

“reserved powers” shall mean the duties which, according to the Act or a unanimous shareholder agreement, must be discharged by the directors or ratified or approved by the shareholders;

“shareholders” shall mean the holders of the shares in the Corporation and shall include the sole shareholder;

“sole shareholder” shall mean the person who holds shares individually or indirectly through a holding company in which he owns all the issued voting and non voting shares;

“unanimous shareholder agreement” shall mean the unanimous shareholder agreement or the declaration of the sole shareholder described in subsection 146(2) of the Act.

5.	Definitions in the Act or in the Regulations. Subject to the above definitions, the definitions provided for in the Act or in its Regulations shall apply to the terms and to the expressions used in the by-laws of the Corporation.

C. INTERPRETATION

6.	Rules of interpretation. Terms and expressions used only in the singular shall include the plural and vice-versa, and those only importing the masculine gender shall include the feminine and neutral and vice-versa.

7.	Precedence. In the event of a contradiction between the Act, the unanimous shareholder agreement, the articles or the by-laws of the Corporation, the Act shall prevail over the unanimous shareholder agreement, the articles and the by-laws; the unanimous shareholder agreement shall prevail over the articles and the by-laws; and the articles shall prevail over the by-laws.

8.	Headings. The headings used in these by-laws shall serve merely as references and they shall not be considered in the interpretation of the terms, of the expressions or of the provisions contained in these by-laws.

9.	Powers. The powers of the directors, of the shareholders and of the officers of the Corporation are subject to the Act, to any unanimous shareholder agreement, and to the by-laws of the Corporation and any reference to the exercise of any of these powers in the by-laws of the Corporation is subject to any limits, restrictions or conditions expressed therein.

§2.	CORPORATION

A.	REGISTERED OFFICE

10.	Province and address of registered office. The registered office of the Corporation shall be located within the province in Canada specified in its articles and at the address indicated at the relevant time or in the Notice of registered office or of change of registered office filed with the Director pursuant to section 19 of the Act.

11.	Change of address and of province. The directors, by resolution, may change the address of the registered office of the Corporation within the province specified in its articles. The President of the Corporation and/or the Secretary or any other representative designated by the directors shall send to the Director, within fifteen (15) days, a Notice of change of registered office pursuant to subsection 19(4) of the Act and this change of address of the registered office shall take effect upon receipt of such notice by the Director. The directors may transfer the registered office of the Corporation from a place to a province or to another province by amending the articles of the Corporation and this change shall take effect on the date of the certificate attesting to such change.

12.	Registration procedure. Where the Corporation has an establishment or where it carries on business in a province or in a territory within Canada or in another jurisdiction, it shall comply with the legislation applicable to it in that province, in that territory, in that other state or in that other country or political subdivision thereof and, in particular, it shall comply with the registration procedure. The President of the Corporation or any person designated by the latter are authorized to sign any document and take all appropriate action with respect to such registration procedure.

B.	BOOKS AND REGISTERS

13.	Corporate Records Book. The Corporation shall opt for one (1) or more books in which its corporate documents, as the case may be, are kept under the following tabs:

Tab	Content
Certificate of incorporation and other certificates	The original or a copy of the certificate of incorporation and other certificates of the Corporation, and the articles annexed thereto.

Corporate data	A summary of the corporate data of the Corporation.

Registered office and board of directors/Changes	A copy of the Notices of directors and registered office and their changes filed with the Director pursuant to the Act.

Declarations	A copy of any declarations, returns and reports filed pursuant to any registration procedure.

By-laws	The by-laws of the Corporation and any amendments thereto

Resolutions/Minutes	The resolution and minutes of the Board of Directors and of the shareholders.

Directors	A register of the directors indicating the name and address of each director as well as the date

Tab	Content
of the registration as director and, as the case may be, of the end of his term of office and any change of address of directors, as well as a form of acceptance of office of each director.

A register of officers indicating the name, the office and the beginning and the end of that office.

Continuing disclosure of interest	A general notice of disclosure of interest pursuant to subsection 120(6) of the Act.

Shareholders	A register of the shareholders and other security holders indicating the name and address of each of them as well as the date of their registration and, as the case may be, the date on which their registration was cancelled and any change of address.

Securities	A register of shares indicating, for each class or series, the name of the shareholder, the number of shares held, the date and the conditions of any transaction with respect to such shares, the reference number of the transfer register and of the share certificates. The names of the shareholders on this register of shares are placed in alphabetical order and their address is indicated in the register of shareholders.

A register of debt obligations issues under a trust indenture according to section 85 CBCA.

A register of other securities indicating their date of issuance and their designation.

Forms for a declaration pursuant to the issue of shares and other securities.

Transfers	A transfer register indicating the designation of the shares transferred, the number and the date of the transfer, the names of the transferor and of the transferee, the number of shares transferred as well as the number of the certificates issue and cancelled.

Tab	Content
Forms for a declaration pursuant to the transfer of shares and other securities.

Shareholders’ agreement	A copy of any unanimous agreement of the shareholders.

Share certificates	A record of share certificates indicating the particulars of any issue, delivery, transfer or cancellation of these certificates.
14.	Minutes and Resolutions. The minutes of the meetings of the Board of Directors and the resolutions of the directors as well as the resolutions of the shareholders and the minutes of the meetings of the shareholders may be kept under the same tab and divided in the event of a request by the shareholders to examine the Corporate Records Book.

15.	Safekeeping. The Corporate Records Book shall be kept at the registered office of the Corporation or at any other place determined by the Board of Directors.

16.	Examination of books, registers and documents. The shareholders and the creditors of the Corporation, as well as their agents, may examine during the normal business hours of the Corporation, the following books, registers and documents: the articles of the Corporation; the by-laws and any amendments thereto; any unanimous shareholder agreement, a copy of the Notices of directors and of registered office and their changes filed with the Director pursuant to the Act; a copy of any declarations filed pursuant to any registration procedure; the minutes and resolutions of the shareholders; the securities register and the register of transfers.

17.	Non-certified copies of documents. The shareholders as well as their agents may obtain, upon request and without charge, a non-certified copy of the articles, of the by-laws of the Corporation and of any amendments thereto as well as of the unanimous shareholder agreement.

18.	Disclosure of information to shareholders. No shareholder may insist upon being informed with respect to the management of the business and of the affairs of the Corporation especially where, in the opinion of the directors, it would be contrary to the interests of the Corporation to render any information public. The directors may determine the conditions under which the books, registers and documents of the Corporation may be made available to the shareholders.

19.	Legal proceedings. The President of the Corporation or any other person authorized by the Board of Directors shall be respectively authorized to commence any action, suit, application, proceeding of a civil, of a criminal or of an administrative nature or any other legal proceeding on behalf of the Corporation or to appear and to answer for the Corporation with respect to any writ, order or injunction, issued by any Court of law or by any tribunal, with respect to any interrogatories upon articulated facts or examinations for discovery, and with respect to any other action, suit, application or other legal proceeding in which the Corporation shall be involved; to answer in the name of the Corporation with respect to any seizure by garnishment in which the Corporation shall be garnishee and to make any affidavit or sworn declaration relating to such garnishment or to any other legal proceeding to which the Corporation shall be made a party; to make demands or requests for assignment of property or applications or petitions for winding-up or liquidation or sequestration or receivership orders against any debtor of the Corporation; to attend, and to vote at, any meeting of the creditors or of the debtors of the Corporation; to grant proxies and to take, with respect to such actions, suits, applications or other legal proceedings, any other action, act or deed or to make any other decision deemed to be in the best interests of the Corporation.

§3.	NOTICES AND DOCUMENTS

20.	Notices and documents. Notices and any other documents may be sent to the Corporation at its registered office, and to any director, officer, shareholder or auditor of the Corporation at the latest address in the records of the Corporation or at any other address known to the sender where the recipient is more likely to receive such notice or document in a timely fashion by the following means:
(a)	by registered or certified mail deemed to have been received the first business day after the day of its sending;

(b)	in person or by bailiff by producing a dated acknowledgment of receipt bearing the signature of the recipient or of the bailiff; or

(c)	by e-mail or other electronic means by producing an acknowledgment of its receipt.
21.	Joint holders. Where two (2) or more persons hold securities jointly, the notices or the documents shall be sent to one (1) of the persons entered as joint shareholders or security holders in the Corporate Records Book and this shall constitute sufficient notice with respect to the other joint holder or joint holders unless they have appointed an agent, in which case the notices or the documents shall be sent to the latter.
22.	New holder of security. Any person who, by operation of the Act, by transfer or by any other means, becomes a security holder of the Corporation shall be bound by any notice or document relating thereto, if such notice or document was duly sent to the name and address of the person from whom or from which he acquired his title to such securities, prior to the new security holder registering the securities.
23.	Untraceable security holder. The Corporation shall not be obliged to send the notices or the documents to be sent to the security holder where previous notices or documents have been returned to it on more than two (2) consecutive occasions, unless the untraceable security holder has notified the Corporation in writing of his new address.

24.	Corporate seal. The Corporation’s seal, if any, may be impressed on any record, document, resolution or by-law and that impression is attested by the signatures of any director or any officer as may be determined by resolution of the Board of Directors.

§4.	PROTECTION OF THE DIRECTORS AND OFFICERS

25.	Limitation of liability. No director or officer acting or having acted for or in the name of the Corporation shall be held liable, in his capacity or in this capacity as agent or representative of the latter, whether it be vis-à-vis the Corporation or third parties, for the actions, the acts or the deeds, the things done or allowed to be done, the omissions, the representations, the declarations, the financial projections, the decisions made or not made, the liabilities, the undertakings, the payments made, the receipts given or the discharges granted, the negligence or the faults of any other director, or officer, employee, agent, representative of the Corporation. Among other things, no director or officer shall be held liable vis-à-vis the Corporation for any direct or indirect loss suffered by the latter for any reason whatsoever; more specifically, he shall not be held liable either for the insufficiency or the deficiency of title to any property acquired by the Corporation, or for or on its behalf, or for the insufficiency or the deficiency of any security or debt instrument in or by which any of the funds or of the assets of the Corporation shall be or have been placed or invested or yet for any loss or damage resulting from the bankruptcy, from the insolvency or from the delictual or tortious action, act or deed of any person, including any person with whom or with which funds, securities, assets or negotiable instruments shall be or have been placed or deposited. Furthermore, the directors or the officers shall not be held liable vis-à-vis the Corporation for any loss, conversion of property, misappropriation, embezzlement or any other damage resulting from any dealings with respect to any funds, assets or securities or for any other loss, damage or misfortune whatsoever which may occur in the discharge of, or in relation to the discharge of, their duties unless the same shall occur owing to their failure to discharge the duties of their office prudently, diligently, honestly and faithfully in the best interests of the Corporation or owing to the fact that the directors or the officers shall have placed themselves in a position of conflict of interest between their personal interest and that of the Corporation. None of the above shall be interpreted in such a way as to relieve a director or an officer of his duty to act in accordance with the Act and with its Regulations or of his joint or several liability for any breach thereof, in particular in the event of a breach of the specific provisions of the Act or of its Regulations. Moreover, the directors or the officers shall not be held individually or personally liable vis-à-vis third parties for the duration of their term of office in respect of a contract, a decision made, an undertaking or a transaction, whether or not concluded, or with respect to bills of exchange, to promissory notes or to cheques drawn, accepted or endorsed, to the extent that they are acting or they acted in the name, or on behalf, of the Corporation, in the ordinary course of the performance of the powers which they have received.

26.	Right to compensation. The Corporation shall compensate its directors, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of an action, of a suit, of an application, or a proceeding of a civil, of a criminal or of an administrative nature or of any other legal proceeding to which one (1) or more of them were parties by reason of their duties or of their office, whether this action, this suit, this application or this legal proceeding was commenced by or on behalf of the Corporation or by a third party. Reasonable costs or expenses shall include, in particular, all damages or fines arising from the actions, from the acts or from the deeds done by the directors, by the officers or by the representatives in the discharge of their duties as well as all amounts paid to settle an action or to satisfy a judgment. The right to compensation shall exist only to the extent that the directors, the officers or the representatives were substantially successful on the merits in their defense of the action, of the suit, of the application or of the legal proceeding, that they acted prudently, diligently, honestly and faithfully in the best interests of the Corporation, that they did not place themselves in a position of conflict of interest between their personal interest and that of the Corporation, and, in the case of an action, of a suit, of an application or of a proceeding of a criminal or of an administrative nature leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was lawful or to the extent that they were acquitted or freed. The Corporation shall assume these liabilities in respect of any person who acts or acted at its request as a director, as an officer or as a representative of another body corporate.

27.	Legal action by third party. Where an action, a suit, an application, a proceeding of a civil, of a criminal or of an administrative nature or any other legal proceeding is commenced by a third party against one (1) or more of the directors, of the officers or of the representatives of the Corporation for one (1) or more actions, acts or deeds done in the discharge of their duties, the Corporation shall assume their defense.

28.	Legal action by the Corporation. Where an action, a suit, an application, a proceeding of a civil, of a criminal or of an administrative nature or any other legal proceeding is commenced by the Corporation against one (1) or more of its directors, of its officers, of its agents or of its representatives for one (1) or more actions, acts or deeds done in the discharge of their duties, the Corporation may pay compensation to the directors, to the officers, to the agents or to the representatives if it loses its case and if a Court of law or a tribunal so orders. If the Corporation wins its case only in part, the Court of law or the tribunal may determine the amount of the costs or of the expenses which the Corporation shall assume.

29.	Liability insurance. The Corporation may purchase and maintain insurance, against any liability incurred by an individual in his capacity as a director or officer of the Corporation; or in his capacity as a director or officer, or similar capacity, of another entity, if he acts or acted in that capacity at the Corporation’s request.

30.	Compensation after end of term of office. The compensation provided for in the preceding paragraphs may be obtained even after the person has ceased to hold the office of director, of officer of agent or of representative of the Corporation or, as the case may be, of a body corporate of which the Corporation is or was a shareholder or a creditor. In the event of death, the compensation may be paid to the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agent, legal representatives, successors, assigns or rightful claimants of such person. Such compensation may also be combined with any other recourse which the director, the officer, the representative, one (1) of his predecessors as well as his heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants may have.

31.	Place of action. The powers and the duties of the Corporation with respect to the compensation of any director, officer, agent or representative shall apply regardless of the place where the action, the suit, the application or the legal proceeding shall have been filed.

§5.	REGULATION 45-106

32.	Number of holders of shares and securities. The beneficial ownership of securities of the Corporation, including its shareholders, shall be limited to fifty (50) persons, not including employees and former employees of the Corporation or its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner.

33.	Issue of securities. The directors, by way of resolution, may accept subscriptions for securities, allot or issue securities of the Corporation at such times, on such terms and conditions, to such persons and for such consideration as they see fit.

34.	Private issuer status. The directors shall use their best efforts to ensure that the Corporation remains a private issuer and complies with the provisions of the Regulation 45-106.

35.	Declaration of subscriber. Any person who subscribes shares or other securities issued by the Corporation shall declare to the Corporation that this subscription is exempted from prospectus and registration requirements pursuant to section 2.4 of the Regulation 45-106.

36.	Declaration of transferee. Any person who purchases shares or other securities of the Corporation shall declare that his acquisition is exempted from prospectus and registration requirements pursuant to the Regulation 45-106.

37.	Commission. No commission or other remuneration, including a finder’s fee, shall be paid in connection with the sale of the security to a director, executive officer, control person or founder of the Corporation or of an affiliate of the Corporation.

PART II	CORPORATION WITH MORE THAN ONE DIRECTOR AND/OR SHAREHOLDER
§1.	MANAGEMENT OF THE CORPORATION

A.	DIRECTORS

38.	Number and residency. The precise number of directors shall be determined by the Board of Directors between the minimum and the maximum indicated in the articles. Failing such a decision, the precise number of directors of the Corporation shall be the number of directors elected by the shareholders and twenty-five percent (25%) of the members of the Board of Directors shall be resident Canadians. However, where the Corporation has less than four directors, or at least one of the directors shall be a resident Canadian.

39.	Qualifications. An individual need not be a shareholder in order to become a director of the Corporation. Moreover, any individual may be a director except for a person who is under eighteen (18) years of age, is of unsound mind and has been so found by a Court of law in Canada or elsewhere, has the status of bankrupt or has been barred by a Court of law from holding such an office.

40.	Election. The directors shall be elected by the shareholders at the first meeting of the shareholders and at each annual meeting or, as the case may be, at a special meeting. In the event of a change in the composition of the Board of Directors, the Corporation shall give notice of this change by filing with the Directors a Notice of change of directors in accordance with subsection 113(1) of the Act.

41.	Acceptance of office. An individual who is elected or appointed to hold office as a director is not a director and is deemed not have been elected or appointed to hold office as a director unless he was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director; or he was not present at the meeting when the election or appointment took place and he consented in writing to hold office as a director, or he has acted as a director pursuant to his election or appointment.

42.	Term of office. Unless otherwise decided by the shareholders, each director shall hold office for a term of one (1) year or until his successor or his replacement shall have been appointed or elected, unless the term of office of the director ends prematurely. A director whose term of office has ended may be re-elected. The term of office of the first directors following its constitution whose name appears at the relevant time in the Notice of directors prescribed by subsection 106(1) of the Act shall commence on the date of the certificate of incorporation and shall end when that of their successors or of their replacements shall commence.

43.	De facto directors. The actions, acts or deeds of the directors shall not be voidable because their appointment was irregularly made or because a Notice of directors or of change of directors filed with the Director is incomplete, irregular or erroneous.

44.	Remuneration and expenses. The directors may fix their own remuneration without having to make a resolution to this end. Unless otherwise provided, such remuneration shall be in addition to any other remuneration paid to them in another capacity. A director may receive advances and shall be entitled to be reimbursed for all expenses incurred in the execution of his office except for those incurred as a result of his own fault. Moreover, the Board of Directors may pay an additional remuneration to any director undertaking any task outside the ordinary course of his office.

45.	Conflict of interest. Any director who is a party to a material contract or to a proposed material contract with the Corporation, or who is a director of, or has a material interest in, any person which is a party to a material contract or to a proposed material contact with the Corporation shall disclose the nature and the extent of his interest.

46.	Resignation. A director may resign from office by forwarding a letter of resignation to the registered office of the Corporation. The resignation of a director shall be approved by the directors. Subject to such approval, the resignation shall become effective on the date when the letter of resignation shall have been received by the Corporation or on the date specified in the letter of resignation if the latter is subsequent.

47.	Removal from office. Any director may be removed from office prematurely by way of an ordinary resolution made, at a special meeting, by a majority of the shareholders entitled to elect him. The director against whom a request for removal from office is directed shall be notified of the place, of the date and of the time of the meeting within the same time frame as that provided for the calling of the meeting. A director who is informed, in particular by notice, of the calling of a meeting with a view to removing him from office may address the shareholders, orally or in writing, and state the reasons for his opposition to the resolution proposing his removal from office, in accordance with section 110 of the Act. Furthermore, at the same meeting, the shareholders, by way of an ordinary resolution, may fill a vacancy created by the removal from office of the director.

48.	End of term of office. The term of office of a director of the Corporation shall end in the event of his death, of his resignation, of his removal from office or ipso facto if he no longer qualifies as a director, upon expiry of his term of office, or by the institution of a regime of protective supervision in his respect. The term of office of a director shall also end in the event of the bankruptcy of the Corporation.

49.	Vacancies. A director appointed to fill a vacancy shall complete the unexpired portion of his predecessor’s term and shall remain in office until his successor or his replacement shall have been appointed or elected. The Corporation shall send to the Director a Notice of change of directors in accordance with the Act. The directors, if a quorum exists, may fill a vacancy in their numbers on the Board of Directors. If the vacancy cannot be so filled by the directors, the Board shall call, within thirty (30) days, a special meeting of the shareholders in order to fill this vacancy. If there are no longer any directors sitting on the Board of Directors or if the directors fail to call such a meeting within the prescribed time limit, then one (1) or more shareholders may call such a meeting.

B.	POWERS OF THE DIRECTORS

50.	Powers. The directors shall supervise the management and carry on the business and the affairs of the Corporation and they may execute, in the name of the latter, contracts of any kind which are allowed by law. Generally speaking, they shall perform all the actions, the acts or the deeds and all the powers of the Corporation except the powers reserved to the shareholders of the Corporation.

51.	By-laws. The directors, by way of resolution, may make, amend or repeal any by-law governing the business and the affairs of the Corporation. By-laws made, amended or repealed by the directors according to the above shall be submitted to the shareholders at the following meeting. By-laws made, amended or repealed by the directors shall take effect on the date of their making, of their amendment or of their repeal by the directors. After confirmation or amendment by the shareholders, they shall continue in force in their original or amended state, as the case may be. However, they shall cease to have effect following their rejection by the shareholders or in the event of failure by the directors to submit them to the shareholders at the meeting following their making. Furthermore, in the event of a rejection by the shareholders of a by-law or of a failure by the directors to submit such by-law to the meeting of the shareholders, any subsequent resolution by the directors to the same general effect cannot come into force until after confirmation by the shareholders.

52.	Banking. The banking or financial operations of the Corporation shall be carried on with the banks or with the financial institutions designated by the directors. The directors shall also designate one (1) or more persons to carry out these banking or financial operations on behalf of the Corporation.

53.	Financial year. The date of the end of the financial year of the Corporation shall be determined by the directors.

C.	MEETINGS OF THE BOARD OF DIRECTORS

54.	Calling of meetings. The Chairperson of the Board of Directors, the President of the Corporation, any Vice-President, the Secretary or any two (2) directors may call at any time a meeting of the Board of Directors and the Secretary of the Corporation shall call the meeting when so directed or otherwise authorized to do so. Meeting of the Board of Directors may be held at any time and place to be determined by the directors provided that 48 hours written notice of such meeting shall be given, other than by mail, to each director. Notice by mail shall be sent at least 5 days prior to the meeting.

55.	First directors’ resolutions. After the issue of the certificate of incorporation, the first directors, by way of resolutions in writing, may make by-laws, adopt forms of share certificates and of registers of the Corporation, authorize the issue of securities, appoint officers, appoint one (1) or more auditors or, as the case may be, accountants of the Corporation, make any necessary arrangements with banks or with financial institutions, and deal with any other question.

56.	New Board. Each newly elected Board may without notice hold its first meeting immediately following a meeting of shareholders at which such Board is elected, provided that a quorum of directors is present.

57.	Regular meetings. A copy of any resolution of the directors setting the place, the date and the time of these regular meetings shall be sent to each director immediately thereafter but no further notice of a regular meeting shall be required unless a question relating to the reserved powers must be dealt with or settled at that meeting.

58.	Annual meeting. Each year, immediately after the annual meeting of the shareholders, a meeting of the Board of Directors made up of the newly-elected directors shall be held, provided that a quorum exists, for the purposes of appointing the officers, the accountant or auditor of the Corporation, as the case may be, and the other representatives of the Corporation, and to deal with any question which may be raised thereat. Such meeting shall be held without notice unless a question respecting the reserved powers must be dealt with or settled at that meeting.

59.	Emergency meeting. A meeting of the Board of Directors may be called by any means, at least three (3) hours before the meeting, by one (1) of the persons who have the power to call a meeting of the Board of Directors, if, in the opinion of such person, it is urgent that a meeting be held. In determining the validity of a meeting so called, such notice shall be considered sufficient in itself if approved by a majority of directors present at that meeting or consenting in writing thereto.

60.	Waiver of notice. Any director, orally or in writing, may waive his right to receive notice of a meeting of the Board of Directors or of a change in such notice or in the date and time indicated therein. Such waiver may be given validly before, during or after the meeting in question. The attendance of a director at the meeting, in itself, shall constitute a waiver, except where he indicates that he is attending the meeting for the express purpose of objecting to the proceedings because, among other reasons, the meeting was not validly called. The signing of a written resolution in lieu of a meeting shall also constitute a waiver of notice of the calling and of the holding of an actual meeting.

61.	Place of meetings. Meetings of the Board of Directors shall be held at the registered office of the Corporation or at any other place, in Canada or elsewhere, which the directors may determine.

62.	Quorum. The quorum at a meeting of the Board of Directors shall be a majority of the directors then in office. If a quorum is not attained within fifteen (15) minutes after commencement of the meeting, the directors may only decide on an adjournment thereof. The quorum shall be maintained for the duration of the meeting.

63.	Canadian residency. Unless at least twenty-five percent (25%) of the directors attending a meeting are resident Canadians, the directors may not discuss any matter. Notwithstanding the above, the directors may transact business, even in the absence of twenty-five percent (25%) of resident Canadians, if a resident Canadian who is unable to be present approved in writing, or by telephone, electronic or other communication facility, the business transacted at the meeting and the required number of resident Canadian directors would have been present had that director been present at the meeting.

64.	President and Secretary. The Chairperson of the Board of Directors or, in his absence, the President of the Corporation or any Vice-President shall chair all meetings of the Board of Directors, and the Secretary of the Corporation shall act as the secretary thereof. In the absence of these persons, the directors shall choose a chairperson from their number, and, as the case may be, any person to act as secretary of the meeting.

65.	Procedure. The chairperson of a meeting of the Board of Directors shall be responsible for the proper conduct of the meeting, shall submit to the directors the proposals which must be put to a vote and, generally, shall establish reasonable and impartial rules of procedure to be followed, subject to the rules of procedure usually followed during deliberating assemblies.

66.	Vote. Each director may cast one (1) vote and all questions submitted to the Board of Directors shall be decided by a majority vote of the directors. Voting shall be by a show of hands unless the chairperson of the meeting or a director in attendance requests a ballot. If a ballot is held, the secretary of the meeting shall act as scrutineer and count the ballots. In both cases, if one (1) or more directors participate in a meeting by way of technical means, they shall indicate orally to the secretary the manner in which they shall be casting their vote. Voting by any technical way shall be by a show of hands. Voting by proxy shall not be permitted at meetings of the Board of Directors. The chairperson of the meeting shall not have a second or casting vote in the event of a tie vote.

67.	Dissent. A director in attendance at a meeting of the Board of Directors shall not be bound by the actions, by the acts or by the deeds of the Corporation and shall not be deemed to have approved all the resolutions made or all the decisions made if, in the course of the meeting, his dissent is recorded in the minutes of such meeting, whether at his request or not, or if a notice in writing of his dissent is sent to the secretary of the meeting before the adjournment or the rising of the meeting or if his dissent is sent to the Corporation immediately after the meeting is adjourned or after it rises. A director absent from a meeting of the Board of Directors shall be deemed not to have approved any resolution or to have participated in any decision made at such meeting, if, without seven (7) days after becoming aware of the resolution, he causes his dissent to be recorded in the minutes of the meeting or if he sends his dissent or causes it to be sent to the registered office of the Corporation.

68.	Meeting by way of technical means. All the directors, or one (1) or several directors with the consent of all the other directors of the Corporation, which consent may be given before, during or after the meeting, in a specific manner for a given meeting or in a general manner for all subsequent meetings, may participate in a meeting of the Board of Directors by means of a telephone, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such meeting by such means is deemed for the purposes of this Act to be present at that meeting, which is deemed to have been held in Canada. The meeting shall also be deemed to be made up of at least twenty-five percent (25%) of resident Canadians if twenty-five percent (25%) of the directors attending, or participating in, the meeting, in person or by way of technical means, are resident Canadians. The directors attending, or participating in, a meeting held using such technical means may decide on any matter, such as the making of a by-law, the exercise of any of the reserved powers or the replacement of a director. A director may also declare or disclose any conflict of interest at such meeting. The secretary of the meeting shall keep minutes of such meetings and shall record any dissent. The statement by the chairperson and by the secretary of the meeting so held to the effect that a director participated in the meeting shall be valid unless proven otherwise. In the event of an interruption in the communication with one (1) or more directors, the meeting shall continue to be valid if a quorum is maintained.

69.	Resolutions in lieu of meetings. Resolutions in writing, signed by all the directors entitled to vote thereon at meetings of the Board of Directors, shall be as valid as if they had been made at such meetings. A copy of these resolutions, once made, shall be kept with the minutes of the proceedings of the Board of Directors.

70.	Validity. Decisions made during the course of a meeting of the Board of Directors shall be valid notwithstanding any irregularity, thereafter discovered, in the election or in the appointment of one (1) or more directors or their inability to serve as directors.

D.	OFFICERS

71.	Appointment. The directors may appoint any qualified person to be the President of the Corporation, a Chairperson of the Board of Directors, one or more Vice Presidents (to which title may be added words indicating seniority or function), and a Treasurer or Secretary, and they may provide for assistants to such officers. Moreover, the directors, or the President of the Corporation or the Chairperson of the Board of Directors with the consent of the directors, may create any other office and appoint thereto persons qualified, whether they be shareholders of the Corporation or not, to represent the Corporation and to discharge the duties which they may determine. Save for the Chairperson of the Board and the Managing Director, an officer may but need not be a director.

72.	Cumulative duties. The same person may hold two (2) or more offices within the Corporation, provided that they are not incompatible with each other. Where the same person holds the offices of Secretary and Treasurer, he may, but need not, be designated as the “Secretary-Treasurer” of the Corporation.

73.	Term and remuneration. The term of employment and remuneration of all officers shall be determined by the directors, without their having to make a resolution to this end, or, in the absence of such a decision, by the President of the Corporation. Unless otherwise provided, such remuneration shall be in addition to any other remuneration paid to the officer in another capacity by the Corporation. The fact that any officer is also a director or a shareholder of the Corporation shall not disqualify him from receiving, in his capacity as officer, such remuneration as may be determined. All officers, in the absence of an agreement to the contrary, shall be subject to removal by resolution of the Board of Directors at any time.

74.	Powers. The directors shall determine the powers of the officers of the Corporation. The directors may delegate to them all their powers, except the reserved powers. The officers shall also have the powers inherent in the Act or which normally relate to their office. Furthermore, they may exercise these powers either within or outside Canada.

75.	Chairperson of the Board of Directors. The directors may appoint a Chairperson of the Board of Directors who shall be a director. If a Chairperson of the Board of Directors is appointed, the directors may delegate to him all of the powers and duties conferred by the present by-laws on the President of the Corporation as well as any other powers which the directors may determine.

76.	President of the Corporation. The Board of Directors may appoint a President. The President of the Corporation shall be the chief executive officer subject to the control of the directors, if no Managing Director has been appointed, and, subject to the authority of the Board of Directors, he shall supervise, administer and manage generally the business and the affairs of the Corporation.

77.	Vice-President. The directors may appoint one or more vice-presidents with such powers and such duties as the Board of Directors or the President of the Corporation may determine.

78.	Treasurer. The Treasurer shall manage generally the finances of the Corporation. He shall be responsible for all funds, securities, books, receipts or discharges and other documents of the Corporation. He shall deposit all money and other valuables in the name and to the credit of the Corporation in the bank or financial institution chosen by the directors. He shall submit at each meeting of the Board of Directors, whenever required to do so by the President of the Corporation or by a director, a detailed statement of account of the receipts and disbursements as well as a detailed accounting of the financial position of the Corporation. He shall present a detailed financial statement of the Corporation, prepared in accordance with the Act, at the meeting of the Board of Directors prior to the annual meeting of the shareholders.

79.	Secretary. The Secretary shall act as secretary at all meetings of the Board of Directors, and all the meetings of the shareholders. He shall ensure that all notices are given and that all documents are sent in accordance with the provisions of the Act and with the by-laws of the Corporation and he shall keep, in the Corporate Records Book, the minutes of the meetings of the Board of Directors and of the meetings of the shareholders as well as the resolutions of the directors, and the resolutions of the shareholders. He shall also be responsible for the filing of the records of the Corporation. He shall countersign the minutes and the share certificates. Finally, he shall discharge such other duties as shall be entrusted to him by the President of the Corporation or by the directors.

80.	Other officers. The duties of all other officers of the Corporation shall be determined by the directors and any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors otherwise direct.

81.	Variation of powers. The Board of Directors may vary, add to or limit the powers and the duties of any officer.

82.	Agents and attorneys. The Board of Directors shall have the power from time to time to appoint agents or attorneys for the Corporation in any province or territory in Canada or elsewhere with such powers of management, including the power to sub-delegate, or any others powers necessary as the Board may he fit.

83.	Conflict of interest. Any officer or agent shall avoid placing himself in a position of conflict of interest between his personal interest and that of the Corporation and he shall declare or disclose any conflict of interest to the directors.

84.	Signing of documents. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the President of the Corporation alone or by two (2) persons holding the office of Vice-President, of Chairperson of the Board of Directors, of director, of Secretary, of Treasurer or of Managing Director or by their duly authorized assistants and all contracts, documents or instruments in writing so signed shall bind the Corporation without the necessity of any other authorization or formality. The directors may also authorize any other person to sign and to deliver on behalf of the Corporation all contracts, documents or instruments in writing and such authorization may be given by way of resolution in general or in specific terms.

85.	Resignation. Any officer may resign from office by forwarding a letter of resignation to the registered office of the Corporation. The resignation shall become effective upon receipt of the letter of resignation by the Corporation or at a later date specified therein. The resignation of an officer may only take place subject to the provisions of any existing employment contract between him and the Corporation. However, the resignation shall not relieve the officer of the obligation of paying any debt owing by him to the Corporation before such resignation became effective. The officer shall be liable for any prejudice caused to the Corporation by his resignation if he submits it without a serious reason and at an inopportune moment.

86.	Removal from office. The directors may remove from office any officer of the Corporation and may choose the successor or the replacement of such person. Nevertheless, the removal from office of an officer may only take place subject to the provisions of any existing employment contract between him and the Corporation.

§2.	SHAREHOLDERS

A.	SHARE CERTIFICATES

87.	Right to a certificate. Each shareholder, in his discretion, shall be entitled either to a share certificate representing the shares of each class which he holds in the Corporation or to an irrevocable acknowledgment in writing of his right to obtain a share certificate of the Corporation, detailing the number, the class and the series of shares which he holds as indicated in the shares’ register. Such certificate shall be in a form approved by the directors or in any other form approved by the President and the Secretary of the Corporation as evidenced by their signature on the certificate. The Corporation shall not be required to issue more than one certificate in respect in shares held jointly by more than one person.

88.	Full copy of text. The Corporation shall provide shareholders, at their request and free of charge, with a full copy of the text of the rights, of the privileges, of the conditions and of the restrictions attaching to each class or series of shares making up the share capital of the Corporation as well as of the authority of the directors to fix the rights, the privileges, the conditions and the restrictions of subsequent series.

89.	Replacement of worn out or defaced certificate. If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit, order the certificate to be cancelled, and issue a replacement share certificate.

90.	Replacement of lost, stolen or destroyed certificate. If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive proof satisfactory to them that the certificate is lost, stolen or destroyed, and any indemnity the directors consider adequate.

91.	Splitting a certificate. If a shareholder surrenders a share certificate to the Corporation with a written request that the Corporation issue in the shareholder’s name two (2) or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

B.	TRANSFER OF SHARES

92.	Transfers of shares. All transfers of shares of the share capital of the Corporation and all details relating thereto shall be recorded in a central register of transfers. However, no transfer of shares shall be validly entered in this register of the Corporation or authorized to be entered therein unless the certificate representing the shares to be transferred shall have been returned to the Secretary of the Corporation for cancellation. The Secretary shall inscribe the word “cancelled” as well as the date of cancellation on any certificate returned to him. If no certificate representing the transferred shares has been issued by the Corporation, an instrument in writing documenting the power to transfer shall be presented prior to the registration of the transfer.

93.	Recording or registering the transfer. A transfer of a share of the Corporation must not be registered unless a duly signed instrument of transfer in respect of the share has been received by the Corporation and the certificate representing the share to be transferred has been surrendered and cancelled.

94.	Form of instrument of transfer. The instrument of transfer in respect of any share of the Corporation must be either in the form, if any, on the back of the Corporation’s share certificates in any other form that may be approved by the directors from time to time.

95.	Deceased shareholder. In the event of the death of the holder or of one (1) of the joint holders of any share of the Corporation, the Corporation shall neither modify the shares’ register or the transfer register nor pay any dividend or make any other distribution relating to the share in question unless all the documents which may be required by the Act shall have been submitted and all reasonable requirements imposed by the Corporation shall have been satisfied.

C.	DIVIDENDS

96.	Declaration. The directors may declare and pay dividends to the shareholders according to their respective rights and interests in the Corporation and shall not be compelled to make any distribution of the profits of the Corporation. No dividend bears interest against the Corporation. They may create a reserve fund for the payment of dividends or set aside such profits in whole or in part in order to keep them as a reserve fund of any kind. Dividends may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or may be paid in property or in money.

97.	Payment. Unless the holder otherwise indicates, a dividend payable in specie shall be paid by cheque to the order of the registered holder of the shares of the class in respect of which a dividend has been declared and shall be delivered or mailed by prepaid ordinary mail to such registered holder to or at the address appearing at that time in the registers of the Corporation. In the case of joint holders, unless such joint holders otherwise direct, the cheque shall be made payable to the order of all of such joint holders and be delivered or mailed to them to or at the address of one (1) of them appearing at that time in the registers of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid upon due presentation, shall satisfy all claims and discharge the Corporation of its liability for the dividend to the extent of the amount of the cheque. In the event of non-receipt of the dividend cheque by the person to whom it was delivered or mailed as aforesaid, the Corporation shall issue to such person a replacement cheque for the same amount on such terms as determined by the directors.

98.	Unclaimed dividend. The right to any dividend unclaimed after a period of three (3) years from its declaration date shall be lost and the dividend shall revert to the Corporation.

99.	Set-off. The directors, in their discretion, may apply, in whole in part, any amount of dividend declared payable to a shareholder to set off any debt owed by the shareholder to the Corporation.

D.	MEETINGS OF THE SHAREHOLDERS

100.	Annual meetings. Annual meetings of the shareholders of the Corporation shall be held not later than eighteen months after it comes into existence; and subsequently, not later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the Corporation’s preceding financial year. The directors shall determine the exact date as well as the time and the place of any such meeting. The annual meeting of the shareholders shall be held to take notice of the financial statements of the Corporation and of the other documents which are required by the Act to be placed on the agenda of the annual meeting, to elect directors, to appoint one (1) or more auditors, as the case may be, and to fix, or authorize the directors to fix, their remuneration, and to decide on any other matter which may be placed on the agenda. The Corporation shall, at least ten (10) days before each annual meeting or the resolution in lieu of it, send the annual financial statements to each shareholder, except those who do not request them, either before, during or after the meeting or the resolution in lieu of it.

101.	Special meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Chairperson of the Board of Directors, by the President of the Corporation, by the Managing Director or by two (2) directors.

102.	Meetings in Canada. The meetings of the shareholders shall be held at the registered office of the Corporation or at any other place in Canada designated by the directors. The meetings may be held validly within the territorial limits of Canada on land, at sea or in the air. Meetings held by way of written resolutions in lieu of meetings shall be deemed to have been held in Canada at the registered office of the Corporation.

103.	Meetings outside Canada. A meeting of shareholders of the Corporation may be held at a place outside Canada if the place is specified in its articles or if all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada, except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

104.	Notice of meeting. Notice of the calling of any meeting of the shareholders shall be sent by mail, by facsimile or by electronic mail, at least ten (10) days prior to the meeting, to each shareholder entitled to vote thereat, to each director at his last-known address indicated in the Corporate Records Book and to the auditor.

105.	Contents of notice. The notice of the calling of a meeting of the shareholders shall contain all the items on the agenda and state their nature with sufficient detail so as to enable the shareholders to reach an informed opinion with respect thereto and shall reproduce the text of any special resolution to be submitted at the meeting. It shall not be necessary for the notice of an annual meeting to indicate that the financial statements of the Corporation and the auditor’s report shall be examined and that the renewal of the latter’s duties and the election of the directors shall be addressed at this meeting, but a copy of the financial statements of the Corporation and of the auditor’s report shall be appended to this notice.

106.	Waiver of notice. A meeting of the shareholders may be held validly at any time and for any purpose without the notice required by the Act, by its Regulations or by the by-laws, if all the shareholders entitled to vote at the meeting as well as all the directors and the auditor waive notice of the meeting in any manner whatsoever. Attendance of any such person is a waiver of notice of the meeting except where such person attends this meeting to object to it on the grounds that the meeting is not lawfully called. This waiver of the notice of the meeting may take place before, during or after the holding of the meeting.

107.	Quorum. A quorum at a meeting of the shareholders shall be attained, no matter how many persons are actually in attendance when, at least fifteen (15) minutes after the time set for the meeting, the shareholders representing a majority of the votes are in attendance, in person or represented by proxy. Where a quorum is attained at the opening of a meeting of the shareholders, the shareholders attending the meeting in person or represented by proxy may proceed with the business of the meeting notwithstanding the fact that the quorum is not maintained throughout the entire meeting.

108.	Adjournment. A shareholder attending a meeting in person or represented by proxy and constituting a quorum for the purposes of adjourning a meeting may adjourn any meeting of the shareholders.

109.	Chairperson and secretary. The meetings of the shareholders shall be chaired by the President of the Corporation or, failing him, by any Vice-President. The Secretary of the Corporation shall be as the secretary at meetings of the shareholders. In the absence of these persons, the shareholders attending the meeting shall designate any person to act as chairperson or secretary of the meeting. It shall not be necessary to appoint a chairperson and a secretary in the event of an adjournment.

110.	Procedure. The chairperson of a meeting of the shareholders shall be responsible for the proper conduct of the meeting, shall submit to the shareholders the proposals which must be put to a vote and shall establish reasonable and impartial rules of procedure to be followed.

111.	Resolutions in lieu of meetings. Resolutions in writing, signed by all the shareholders entitled to vote on these resolutions at meetings of the shareholders, shall be as valid as if they had been made at these meetings. A copy of these resolutions shall be kept within the minutes of these meetings. However, it shall not be possible to decide by way of written resolutions where a director submits a written statement pursuant to subsection 110(2) of the Act in which he gives the reasons for his resignation or for his opposition to his removal or to his replacement or where an auditor submits a written statement pursuant to subsection 168(5) of the Act in which he gives the reasons for his resignation or for his opposition to his removal, to his replacement or to the decision not to appoint an auditor.

112.	Meeting by technical means. Any person entitled to attend a meeting of shareholders may participate in the meeting, by means of a telephone, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of this Act to be present at the meeting, which is deemed to be held in Canada. The Secretary of the meeting shall keep minutes of such meetings and record the results of any vote therein. The statement by the chairperson and by the secretary of a meeting so held is valid unless proven otherwise. In case of an interruption in the communication with one or more shareholders, the meeting shall remain valid, if a quorum is maintained. The directors or the shareholders may call a meeting of the shareholders to be held entirely by way of a telephone, electronic or other communication facility, made available by the Corporation, that permits all participants to communicate adequately with each other.

E.	RIGHT OF SHAREHOLDERS TO VOTE

113.	General rule. Each shareholder shall be entitled to as many votes as he has shares which carry a right to vote at meetings of the shareholders. Such right is acknowledged to shareholders whose name appear on the shares register on the date of the notice of the meeting or, failing that, at the time of close of business on the eve of the date of notice, or, if no notice is given, on the date of the meeting.

114.	Appointment of a proxy holder. Every shareholder of the Corporation, including a legal person that is not a subsidiary of the Corporation, entitled to vote at a meeting of shareholders of the Corporation may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

115.	Form of proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:
(Name of Company)
The undersigned, being a shareholder of the above named Corporation, hereby appoints                                                             , or, failing that person,                                         , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the            day of                     ,           , and at any adjournment of that meeting.
Signed this            day of                     ,      .

Signature of shareholder.

116.	Votes to govern. All questions at a meeting or presented at a meeting of shareholders shall be decided by a majority of the votes cast thereon. In case of equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote.

117.	Show of hands. Any question submitted to a meeting of the shareholders shall be decided by a vote by a show of hands, unless a ballot is requested or unless the chairperson of the meeting prescribes another voting procedure. Proxyholders may vote by a show of hands unless they have received contrary instructions. At any meeting, a statement by the chairperson of the meeting to the effect that a resolution has been made or defeated unanimously or by a particular majority shall constitute conclusive evidence thereof without it being necessary to prove the number or the percentage of votes cast in favour of, or against, the proposal.

118.	Ballots. Voting at a meeting of the shareholders shall be by ballot where a shareholder or a proxyholder entitled to vote at the meeting so requests. Each shareholder or proxyholder shall deliver to the scrutineer of the meeting a ballot on which he has written his name, that of the shareholder or those of the shareholders which he represents by proxy, as the case may be, the number of votes which he is entitled to cast and the manner in which he shall be casting those votes. A vote by ballot may be requested before or after any vote by a show of hands. Such request may also be withdrawn before the ballot is taken. A vote by ballot shall take precedence over a vote by a show of hands.

F.	AUDITOR OR ACCOUNTANT

119.	Appointment of an auditor. The shareholders, by way of an ordinary resolution in the course of the organizational proceedings of the Corporation or, at the first annual meeting of the shareholders after its incorporation and at each subsequent annual meeting, may appoint an auditor to serve until the close of the next annual meeting or the making of resolutions in its place. Failing the appointment of an auditor at a meeting, the incumbent auditor shall continue to serve until the appointment of his successor or of his replacement. The shareholders may also appoint more than one auditor.

120.	Remuneration of auditor. The directors shall fix the remuneration of the auditor or of the auditors.

121.	Professional accountant. If the shareholders of the Corporation decide not to appoint an auditor by way of a resolution passed unanimously, including those not otherwise entitled to vote, the directors may appoint a professional accountant to prepare the financial statements of the Corporation and to discharge such other duties as they may determine, until the end of the first or the next annual meeting of the shareholders or the passing of resolutions in lieu of it. The directors shall fix the remuneration of the professional accountant without having to pass a resolution to this end and they shall fill any vacancy which may occur in the position of professional accountant.

PART III	CORPORATION WITH THE SAME DIRECTOR AND SHAREHOLDER
§1.	GENERALITIES

122.	Application. This part applies where the sole director is also the sole shareholder.

123.	Resolutions. Resolutions in writing signed by the sole director are valid as decisions of the Board of Directors and those resolutions signed by the same person acting as sole director and shareholder in both capacities are valid without the necessity of separate resolutions of the sole director and the sole shareholder.

§2.	MANAGEMENT OF THE CORPORATION

A.	SOLE DIRECTOR

124.	Composition of the Board of Directors. The Board of Directors shall be made up of one (1) director.

125.	Qualifications. The sole director must qualify as a director and not be an individual who is not a resident Canadian, under eighteen (18) years of age, of an unsound mind and has been so found by a Court of law in Canada or elsewhere, or an individual who has the status of bankrupt or a person who has been barred by a Court of law from holding such an office.

126.	Acceptance of office. The sole director may accept his office expressly by signing an Acceptance of Office form to this end. Furthermore, his acceptance may be made tacitly and, in such a case, it may be inferred from his actions or inaction.

127.	Term of office. The sole director shall hold office for a term of one (1) year or until his successor of his replacement shall have been appointed or elected. The sole director shall remain in office as long as he is qualified, and his office shall not end until his successor or replacement is appointed or elected.

128.	End of term of office. The term of office of the sole director of the Corporation shall end in the event of his death, of his resignation, ipso facto if he no longer qualifies as a director or in the event he becomes a non resident Canadian.

129.	Powers. The sole director shall exercise all the powers of the Corporation and act simultaneously in this capacity as director and as sole shareholder in all decisions and actions on behalf of the Corporation.

130.	Banking. The banking or financial operations of the Corporation shall be carried on with the banks or with the financial institutions designated by the sole director who may designate one (1) or more persons to carry out these banking or financial operations on behalf of the Corporation.

131.	Signing of documents. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the sole director alone or by officers, agents or representatives he has authorized in writing and all contracts, documents or instruments in writing so signed shall bind the Corporation without the necessity of any other authorization or formality.

132.	Remuneration and expenses. The sole director may fix his own remuneration without having to make a resolution to this end. The sole director may take advances and shall be entitled to be reimbursed for all expenses incurred in the execution of his office.

133.	Conflict of interest. The sole director who is a party to a material contract or to a proposed material contract with the Corporation, or who is a director of, or has a material interest in, any person which is a party to a material contract or to a proposed material contract with the Corporation is deemed to have disclosed his interest in the manner provided by the Act.

134.	By-laws. The sole director, by way of resolution in writing, may make, amend or repeal any by-law governing the business and the affairs of the Corporation acting in his dual capacity as sole director and shareholder.

B.	OFFICERS

135.	Appointment and cumulative duties. The sole director shall hold the office of President of the Corporation and any other office which he so decides. He may also create any other office and appoint thereto qualified persons, to represent the Corporation and to discharge the duties which he determines.

136.	Term of office. The term of office of the officers appointed by the sole director of the Corporation shall begin with their acceptance of the office and such acceptance may be inferred from their actions, from their acts or from their deeds. Their term of office shall continue until their successors or their replacements shall have been appointed by the sole director.

137.	Remuneration. The sole director shall fix the remuneration of the officers of the Corporation without having to make a resolution to this end.

138.	Powers. The sole director shall determine the powers of the other officers of the Corporation. The sole director may delegate to them all his powers except the reserved powers. The officers shall have the powers inherent in the Act or which normally relate to their office.

139.	Conflict of interest. Any officer, other than the sole director, shall avoid placing himself in a position of conflict of interest between his personal interest and that of the Corporation and he shall declare or disclose any conflict of interest to the sole director.

140.	Resignation. Any officer may resign from office by forwarding a letter of resignation to the sole director of the Corporation. The resignation shall become effective upon receipt of the letter of resignation by the Corporation or at any later date specified therein. The resignation of an officer may only take place subject to the provisions of any existing employment contract between him and the Corporation. The resignation shall not relieve the officer of the obligation of paying any debt owing by him to the Corporation before his resignation became effective.

141.	Removal from office. The sole director may remove from office any officer of the Corporation and may choose the successor or the replacement of such person. Nevertheless, the removal from office of an officer may only take place subject to the provisions of any existing employment contract between him and the Corporation.

C.	FINANCIAL AFFAIRS

142.	Financial year. The date of the end of the financial year of the Corporation shall be determined by the sole director.

143.	Appointment of an auditor. The sole shareholder, by way of a resolution in writing, may appoint or decide not to appoint an auditor to serve until the next resolutions in lieu of an annual meeting of the shareholders.

144.	Removal of an auditor. The auditor may be removed at any time by the sole shareholder of the Corporation by way of a resolution in writing.

145.	Professional accountant. The sole director and shareholder, acting in both capacities, may decide not to appoint an auditor and instead to appoint a professional accountant to prepare the financial statements of the Corporation and to discharge such other duties as the sole director may determine until the next resolutions in lieu of an annual meeting of the shareholders. The sole director shall also fix the remuneration of the professional accountant without having to make a resolution to this end and he shall fill any vacancy which may occur in the position of the professional accountant.

§3.	SOLE SHAREHOLDER

A.	SHARES AND DIVIDENDS

146.	Allotment and issue of shares. The sole director shall have absolute power over the share capital of the Corporation, and, in particular, by way of resolution, he may accept subscriptions for shares, allot or issue shares of the share capital of the Corporation at such times, on such terms and conditions, to such persons and for such consideration as he sees fit.

147.	Share certificates. The sole shareholder is entitled to a share certificate representing the shares of each class he holds in the Corporation. Such certificate shall be in the form approved by the sole director as evidenced by his signature on the certificate.

148.	Dividends. Subject to it being established that the Corporation is or will be able to discharge its liabilities when due and that the realizable value of its assets will not be less than the aggregate sum of its liabilities and of its stated capital, the sole director may declare and pay dividends to the sole shareholder according to his rights and to his interests in the Corporation.

B.	RESOLUTIONS OF THE SOLE SHAREHOLDER

149.	Powers. The sole shareholder shall exercise by himself all the powers which the Act expressly reserves for the shareholders by making resolutions of the sole shareholder. A copy of these resolutions shall be kept in the Corporate Records Book.

150.	Annual and other resolutions. The sole director and shareholder may act in both capacities to pass any resolutions and in particular to proceed with the organizational proceedings and annual resolutions without having to distinguish between the resolutions of the sole director or the sole shareholder.
By-law Number 1 passed this Sept. 30, 2009.

/s/ Pierre Brochu, Secretary
President and/or Secretary
Pierre Brochu, Secretary

BY-LAW NUMBER 2
being the
GENERAL BORROWING BY-LAW OF
7251637 CANADA INC.
The following general borrowing by-law of the Corporation, also referred to as By-law Number 2, which authorizes the directors to borrow money upon the credit of the Corporation, has been passed by a resolution of the directors and confirmed by a resolution of the shareholders, in accordance with the Canada Business Corporations Act.
1.	In addition to the powers conferred on the directors by the articles and without restricting the generality of the powers conferred on the directors by section 189 of the Canada Business Corporations Act, the directors, if they see fit, and without having to obtain the authorization of the shareholders, may:
(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or give in guarantee the debt obligations of the Corporation;

(c)	guarantee in the name of the Corporation the execution of the obligation of another person; and

(d)	grant a hypothec or a mortgage, even a floating hypothec or mortgage, on all property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation.
2.	No provision shall limit or restrict the borrowing power of the Corporation on bills of change or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.	The directors, by way of resolution, may delegate the powers conferred on them by paragraph 1 above to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the Corporation.

4.	The powers hereby conferred are deemed to be supplementary to, and not in substitution of, any borrowing powers possessed by the directors or by the officers of the Corporation independent of a borrowing by-law.
By-law Number 2, passed this Sept. 30, 2009

/s/ Pierre Brochu, Secretary
President and/or Secretary
Pierre Brochu, Secretary

BY-LAW NUMBER 3
being the
BANKING BY-LAW OF
7251637 CANADA INC.
The following banking by-law, also referred to as By-law Number 3, has been passed by a resolution of the directors and confirmed by a resolution of the shareholders, in accordance with the Canada Business Corporations Act.
1.	The directors of the Corporation shall be authorized to borrow money from a bank or from a financial institution upon the credit of the Corporation, for the required amounts and by way of overdraft loan or otherwise without the consent of the shareholder(s).

2.	All promissory notes or other negotiable instruments, including partial or complete renewals covering such loans as well as the agreed-upon interest accruing therefrom, given to the said bank or financial institution and signed in the name of the Corporation by the officers of the Corporation authorized to sign such negotiable instruments shall be binding on the Corporation.

3.	All contracts, deeds, documents, concession and other guarantees reasonably required by said bank or financial institution or by its legal advisers, for one of the purposes stated above, shall be executed, completed, and delivered by the duly authorized officers of the Corporation.

4.	The present by-law shall remain in force until another by-law repealing it has been confirmed by the shareholders and until a copy thereof has been delivered to the said bank or financial institution.
By-law Number 3, passed this September 30, 2009.

/s/ Pierre Brochu
President and/or Secretary